Ark Restaurants

Second Quarter 2019 Results Conference Call

May 14, 2019

C O R P O R A T E P A R T I C I P A N T S

Sonal Shah, General Counsel

Michael Weinstein, Chairman & Chief Executive Officer

Anthony Sirica, Chief Financial Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Jeffrey Kaminski, JJK Consulting

P R E S E N T A T I O N

Operator:

Greetings. Welcome to the Ark Restaurants Second Quarter 2019 Results Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. Please note this conference is being recorded.

I would now turn the conference over to your host, Sonal Shah, General Counsel. Ms. Shah, you may begin.

Sonal Shah:

Thank you, Operator. Good morning, and thank you for joining us on our conference call for the second quarter ended March 30, 2019. With me on the call today is Michael Weinstein, our Chairman and CEO; and Anthony Sirica, our Chief Financial Officer.

For those who have not yet obtained a copy of our press release, it was issued over the newswires yesterday and is available on our website. To review the full text of that press release, along with the associated financial tables, please go to our homepage at www.arkrestaurants.com.

Before we begin, I'd like to read the Safe Harbor statement. I need to remind everyone that part of our discussion this morning will include forward-looking statements and that these statements are not guarantees of future performance, and therefore, undue reliance should not be placed on them. We refer everyone to our filings with the Securities and Exchange Commission for a more detailed discussion of the risks that may have a direct bearing on our operating results, performance, and financial condition.
I'll now turn the call over to Michael.

Michael Weinstein:

Hi everybody. Before I get into our core business and the operating results there, I'd like to make mention of two things. First is the Meadowlands which we haven't talked much about in the past three or four quarterly conference calls, but there were significant developments tapping into Meadowlands, so I think they’re worthwhile passing on.

Sports betting at Meadowlands has changed the economics, dynamics of the partnership. In the March quarter, sports betting and increased food and beverage business and breakeven in racing, or close to breakeven in racing, meant that the Meadowlands partnership of Limited Liability Corporation earned about $3.5 million. On a dilutive basis, we own somewhere around 7.5%, 8% of that. But it's cost basis accounting which means that we really don't recognize that income until it's distributed; it’s K1 income, passive income. Whether or not that gets distributed is up to the General Partner, Jeff Grove (phon), and the likelihood of that money being distributed I think is fairly slim in that we are building up equity in anticipation of hopefully next year and a half, two years, being granted a casino license.

Again, that requires a lot of movement in the state legislature, as well as both by the public for approval of that. But that money is not going to come to us. But what may come to us is the equivalent of our tax payment on that.

We're anticipating that the Meadowlands, on an annual basis, right now, is running at a positive $10 million (phon) rate. There would be recognition for us at $750,000 to $800,000 per year.

In this particular year, 2019, there is also going to be recognition of K-1 income for the rights that Tangible (phon) and the Internet people are paid to be our representatives in sports better, because we have partnerships with them. That would be another $7.5 million to $8 million, minimum.

We're going to have a tax problem on phantom income unless we're going to distribute the equivalent of the tax money owed. But the main point here is that the Meadowlands is dominating sports betting in New Jersey. I think we do more business in Meadowlands right now than all of the Atlantic City put together in terms of sports betting. Since New York is not doing anything about sports betting right now, we think this business is going to build, it's in its infancy. This is turning out, even without a casino, to be a worthwhile investment for us.

The second thing I want to mention is that in the footnotes to the 10-Q about loan commitments, from (inaudible) and there is mention of an increase of $7 million. That increase has to do with a contract that we signed to purchase a restaurant in South Florida wherein the contract has been signed. We're in the last

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few days of hopefully closing on this deal. It's been a complicated deal. It's been difficult to taper, but we think we're at the tail end of that. That acquisition will, if it's completed, probably add $1.5 million to $1.6 million in its initial year of EBITDA. It's a successful restaurant. Its been in business for a good number of years, very well managed. It's very similar to our Rustic Inn and Shuckers and Alabama properties and that management is seasoned, been there a long time. We're buying good management, good cash flow. We will obviously have to file when the acquisition is complete. But I wanted to mention that because it is in a footnote in the 10-Q and I didn't want people to get confused about why it's there.

In terms of our regular operations, the quarter was a good quarter in terms of how we did in Washington, Florida, Alabama. Obviously we closed Durgin Park, I think on January 12. We eliminated the losses that flowed in the last many quarters into our P&L.

The disappointment, even though the numbers look good—I think we’re up 500-plus in EBITDA—at this point it was New York. We had been struggling with minimum wage legislation for three years now. We think the elasticity in pricing, if there is any, is so limited. We're terrified of going up anymore. Our menu prices are fairly stable; selectively, there are a few items on each menu that we try to get a little bit of a bump in. We’ve done everything that we can do with scheduling. We've worked around the edges. We've increased prices on private events. But New York is a tough, tough marketplace to be in right now. The New York results were disappointing for us. We are doing well, but just not as well as we used to be doing.

The increase in March was really due to our recent acquisitions, our Las Vegas property and a big turnaround in Sequoia, in Washington D.C. We think we got everything right there. We've got a strong manager. We have new staff that’s producing very good food, strong events department. We're starting to see the flow of events. This all happened much later than I had hoped it would. But it now seems to be working. We had, just walking past March, we had a very strong April with the same sort of pattern. New York was weak, but the rest of the country and Sequoia had really good results.

April was strong. We're now 15 days or 14 days into May. It's rained every day in New York. It's rained every day in Washington, D.C., except one. We've had plenty of rain and that, to use a bad pun, dampens our results for May and properties where we have outdoor cafes.

But we think we have everything going right, the food in our restaurant service, the maintenance, it's all excellent. Our balance sheet is in support of all of this. We're very excited about our acquisition if it closes. We're excited about Meadowlands. Things are good. Hopefully the year continues the way it's been going. If we get a little bit of weather, I think we'll have really, really strong results on top of the March quarter and December quarter.

Any questions, please?

Operator:

At this time, we’ll be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star key. One moment, please, while we poll for questions.

As a reminder, we are now conduction a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad.

There are no questions at this time. I will now turn the call back over to Michael Weinstein for closing remarks.

One question just came through from the line of Jeffrey Kaminski, JJK Consulting. Please proceed with your question.

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Jeffrey Kaminski:

Hi, Michael. Good morning, guys, and congratulations on a good quarter.

Michael Weinstein:

Hi, Jeff.

Jeffrey Kaminski:

A question regarding strategy going forward. Obviously you can't prevent or help, change the weather. That's going to be an unpredictable variable, obviously. But in regards to New York performance and minimum wage, that's not going away and likely that that is going to take place in other cities and other markets that Ark is in. It's a reality and it's here and it's likely to continue to build momentum.

What then does Ark—what is the strategy that you guys are looking out towards to counteract that? How do you get margins back on track? Do you change menus, do you change pricing, do you do more private events? I mean, is there a strategy to counteract what is clearly a movement that's not going to change in terms of a higher minimum wage?

Michael Weinstein:

We always try to operate with some sort of an umbrella of safety. If you look at our prices at Robert, for instance, we're, I think, 10% to 15% lower on appetizer and entrees given that you believe our quality is the same as restaurants around us.

But we try to be lower. We've always tried to do that. In some cases, the argument has been, for instance, in Bryant Park where there's always been tremendous demand, do you price—instead of pricing the front of the line, you start to price the back of the line, and we've resisted that also.

I think there are other factors going on in the restaurant business that makes it hard to get aggressive with pricing. Number one, all the Netflix shows and HBO shows that people are staying at home and watching and delivery which has become disruptive to people eating out, for restaurants. It's disruptive.

We don't use any delivery services because, quite honestly, when you're being charged 13%, 14%, 15% by the delivery service, it leaves you with very thin margins even though it's incremental and we don't think our product travels as well as we would like and people will be disappointed. We don't believe that we have the ability to add on to revenue by getting involved in delivery.

We've increased our prices in advance because that seems to have some elasticity, but that remains to be seen. We've recently gone up 2% or 3% and it's just a fight. I would tell you the fight is really in New York. The argument that this will spread elsewhere, the minimum wage for tipped employees which is the bigger of the problems, is not an issue in Florida, is not an issue in Alabama, it’s not an issue in Las Vegas. I don't think it becomes an issue. It's New York specifically that—in the venues we operate—that's become a tougher market in terms of the payroll side.

The other thing you have to realize is when we raise prices, historically, there's a fall off in headcount. You raise prices and there's a portion of your business that can't afford those increases. We treat this with very tender gloves. That's out of the question.

Rent, where we are, we can't renegotiate rents. We're in percentage rent everywhere. Minimum rents are a moot point with us. We pay percentages. There's no negotiation with landlords so we just try to be more efficient in every aspect of the business. We look at everything. But design is a big problem for us because

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we have—these restaurants are built around specific designs. We don't want to keep the customer on design as well. It's just tougher.

But I can tell you this, we're not building restaurants in New York. I could tell you that the acquisitions that we have made are Rustic and Shuckers and the two Oyster houses in Alabama where we owned the property, those have been terrific acquisitions. We've increased—we've actually increased margins there.
The menu prices in all of these restaurants, including the new acquisition, had elasticity. We raised prices over three years in Rustic four times and headcounts have increased. We've improved margin…

Jeffrey Kaminski:

Michael…

Michael Weinstein:

Yes?

Jeffrey Kaminski:

The new acquisition that’s pending, that you're in negotiation, is that an acquisition that includes the real estate as well?

Michael Weinstein:

I'm going to mention that in a second. The plan here is to try to become our own landlords. In the acquisition, the new one, it’s much like the Jupiter property where we have a right of first refusal on the property under us. We think we're the logical buyer and it's a 25-year lease with very modest bumps in minimum wage. But, again, minimum wage won't be an issue, we’ll be in percentage rent.

But we've negotiated ourselves, I think, into a very strong position to be the buyer of the property. I think that will take place in short order assuming this acquisition closes, and basically those are the kinds of deals we're looking at. We're looking at deals where we think we can improve the margins because we have some degree of expertise and we can be helpful. We can be helpful to management that's been in place for a long time where they had an owner that didn't have our depth to knowledge or our commitment to making it better.

I mean, when we took over Rustic, we took it from a 92-year-old owner who hadn't raised prices in 10 years because it was good enough. He was making $1.5 million a year and it was good enough. We were looking at the prices and we say, this is nuts, nobody should have this expectation. Shuckers, an 86-year-old guy, beer prices were $2.25 for a bottle of beer on the beach. The expectation of the customer was not to have to pay that. I mean, they would pay more. You're looking at a strong-performing restaurants that have room for improvement in margins. New York will just be a little bit weaker this year than it was last year. If we get good weather, maybe it'll be better. Last year, we had a horrendous weather year, but the first 14 days of May, I mean, I'm sitting—I walked the dog this morning, I had (inaudible) jacket on, and it was drizzling.

The problems in New York lead us to a conclusion that we came to a couple years ago, that we can't build new restaurants in New York. There's just no percentage in doing so. The risk-reward ratio is turned well against you. But on the other hand, you go to Alabama, I’ve got to tell you, the risk-reward ratio is spectacularly in your favor and there's room. That's where our business is going to be.

Obviously, there are other things we're doing that I think will have a major impact on our business over the next two years, besides these acquisitions. We're looking at some very opportunistic development deals that I think I'll be up to say more on in the next quarterly call. But we're in a great position. Our business is really doing well at this point. Meadowlands is very, very positive for us. I think we'll pick up restaurants as

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we go along, one-offs. But we are—we're doing more than that to improve returns to shareholders. I think everybody will be happy.

Jeffrey Kaminski:

Okay. Thank you, Mike.

Michael Weinstein:

You're welcome.

Operator:

We have reached the end of the question-and-answer session. I will now turn the call back over to Michael Weinstein for closing remarks.

Michael Weinstein:

Well, thank you for attending and we'll see you next quarter.

Operator:

This concludes today's conference. You may disconnect your lines at this time. Thank you for your participation.

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